Exhibit 23a




               CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated February 3, 1995, included (or incorporated by reference) in Ameritech Corporation's Form 10-K for the year ended December 31, 1994, and to all references to our Firm included in this registration statement.




                                        ARTHUR ANDERSEN LLP



Chicago, Illinois
February 9, 1996